Exhibit 99.2

PROPERTY SERVICES AGREEMENT

THIS PROPERTY SERVICES AGREEMENT (this “Agreement”) is entered into as of the 24th day of February, 2005, by and between Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Acquisitions”), and Inland Retail Real Estate Trust, Inc., a Maryland corporation (the “Company”).  Acquisitions and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company is in the business, among other things, of acquiring and managing real estate assets, primarily multi-tenant properties improved for use as retail establishments or improved for use as multi-family and/or office facilities that also provide retail services and single-tenant retail or commercial properties, located mainly in the southeastern United States;

WHEREAS, Acquisitions is in the business of acquiring and assisting certain third parties, including, without limitation, the Company, in acquiring real estate properties; and

WHEREAS, Acquisitions has requested that the Company grant to Acquisitions, and the Company is willing to grant to Acquisitions, a right to retain the services of the Company (a) to negotiate, for the benefit of Acquisitions and/or its clients, Acquisition Agreements (as defined in Section 3 below) for Subject Properties (as defined in Section 2 below) the acquisition of which the Company determines it does not desire to pursue, and (b) to perform certain due diligence services with respect to certain Subject Properties, all upon and subject to the terms, provisions and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Incorporation of Recitals.  By this reference, the recitals set forth above are hereby incorporated into this Agreement as if fully set forth herein.

2.             Definitions.  The following initially capitalized terms used in this Agreement shall have the following meanings:

(a)           “Retail Facility” shall mean real estate improved for use as a multi-tenant shopping center with gross leasable retail area of not less than 50,000 square feet and not more than 300,000 square feet.

(b)           “Mixed-Use Property” shall mean real estate, other than a Retail Facility or a Single-User Property, improved for use as a combination of two or more of (i) multi-family use, (ii) office use, and (iii) retail facility use, provided such real estate contains gross leasable retail area of not less than 50,000 square feet and not more than 300,000 square feet.

(c)           “Single-User Property” shall mean real estate improved for use as a single-tenant retail or commercial property.

(d)           “Subject Property” shall mean any Retail Facility, Mixed-Use Property or Single-User Property identified by the Company, excluding, however, any property identified or presented by Acquisitions to the Company pursuant to that certain Property Acquisition Agreement, dated as of December 29, 2004, between the Parties (the “Property Acquisition Agreement”).

3.             Services.  During the term of this Agreement, if the Company determines that it does not desire to pursue (or continue to pursue if already commenced) the negotiation of any letter of intent, purchase contract or other agreement (an “Acquisition Agreement”) for the acquisition of a Subject Property, then the Company shall deliver to Acquisitions written notice (each a “Property Notice”) requesting whether Acquisitions desires to have the Company perform Negotiation Services (hereinafter defined) with respect to such Subject Property for the benefit of Acquisitions and/or its clients.  Acquisitions shall have five (5) business days after the date of its receipt of a Property Notice (the “Notice Period”) to inform the Company in writing (a “Company Notice”) whether Acquisitions has elected to retain the Company to perform the Negotiation Services for the applicable Subject Property, in which event the Company shall use good faith efforts to negotiate and finalize, on behalf of Acquisitions and/or its clients, such Acquisition Agreement.  Absent bad faith, in no event shall the Company be liable to Acquisitions for the performance of the Negotiation Services or the Company’s failure to successfully negotiate an Acquisition Agreement to the point of execution.  Acquisitions shall have no rights under this Agreement with respect to, and the Company shall have no obligations to Acquisitions under this Agreement with respect to, any Subject Property which the Company determines that it intends to purchase for its own account.  Furthermore, notwithstanding the foregoing, Acquisitions’ rights and the Company’s obligations set forth in this Section 3 shall not apply to either (i) the Acquisition of an Operating Company (hereinafter defined), regardless of whether the Operating Company owns, directly or indirectly, a Subject Property, or (ii) the acquisition (in a manner described in clauses (i), (ii) or (iii) of the definition of “Acquisition of an Operating Company” below) of any entity that owns, directly or indirectly, in addition to Subject Properties, real estate that does not constitute a Subject Property.  Upon the occurrence of a Termination Event (hereinafter defined), Acquisitions shall be deemed to have waived any and all rights under this Section 3 and the Company shall have no further obligations to perform any Negotiation Services with respect to the applicable Subject Property.  Acquisitions shall, upon request, provide the Company with reasonable evidence (i.e., a resolution or written consent adopted by the Board of Directors of Acquisitions) setting forth the authority of certain officers of Acquisitions to make decisions in regards to responding to a Property Notice and the negotiation of an Acquisition Agreement.  If Acquisitions delivers to the Company a Company Notice pursuant to which Acquisitions retains the Company to perform the Negotiation Services with respect to a Subject Property, but thereafter Acquisitions determines not to pursue such acquisition, then Acquisitions shall deliver to the Company written notice of same (each, a “Property Termination Notice”).  For the purposes hereof, the term “Negotiation Services” shall mean the pursuit and negotiation of the acquisition of a Subject Property, including, without limitation (w) receiving and gathering of information and other materials from the seller and its broker(s) regarding such Subject Property (and the forwarding of such information and materials to Acquisitions), (x) based on the information and materials received, preparing a preliminary pro forma analysis (a “deal sheet”) for each Subject Property and providing copies of the deal sheet to Acquisitions, (y) negotiating in good faith, on behalf of Acquisitions and/or its clients, the potential acquisition of such Subject Property and memorializing the same in an Acquisition Agreement, and (z) keeping Acquisitions apprised of the status and progress of any such negotiations.

Acquisitions’ election, whether in response to or at any time after its receipt of a Property Notice, not to retain the Company to perform Negotiation Services for a particular Subject Property shall not affect or impair any of Acquisitions’ rights set forth in this Agreement with respect to any other Subject Property or other property that could thereafter constitute a Subject Property.

For the purposes hereof, the term “Termination Event” shall mean, with respect to any particular Subject Property, the first to occur of (i) Acquisitions’ failure to deliver to the

Company a Company Notice prior to the expiration of the Notice Period for the Subject Property, (ii) Acquisitions’ delivery to the Company of a Company Notice pursuant to which Acquisitions elects not to retain the Company to perform Negotiation Services for the Subject Property and (iii) at any time after the expiration of the Notice Period, Acquisitions’ delivery to the Company of a Property Termination Notice.

For the purposes hereof, the term “Acquisition of an Operating Company” shall mean the acquisition of an Operating Company (hereinafter defined) (i) by purchasing controlling interests of the stock or other equity interest in the entity or by merger or other business combination or reorganization, or tender offer, (ii) by acquisition of all or substantially all of an Operating Company’s assets (provided that the excluded assets do not comprise all or substantially all of such Operating Company’s non-real property or other non-real estate assets) or (iii) by obtaining management control of such Operating Company, through its board of directors or other comparable management position, such as, without limitation, managing general partner or managing member.

For the purposes hereof, the term “Operating Company” shall mean (a) any entity that has equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or files periodic reports under Sections 13 or 15(d) of the Exchange Act, or (b) any entity that, either itself or through its subsidiaries:

(a)           owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

(b)           has a policy or purpose of reinvesting sale, financing or refinancing proceeds or cash from operations;

(c)           has its own directors, managers or managing general partners, as applicable; and

(d)           either (A) has its own officers and employees that, on a daily basis, actively operate such entity and its subsidiaries and businesses, or (B) has retained the services of an affiliate or sponsor of, or advisor to, such entity to, on a daily basis, actively operate such entity and its subsidiaries and businesses.

4.             Acquisition Agreements.  Acquisitions agrees that it shall be the party that signs any Acquisition Agreement negotiated by the Company for the benefit of Acquisitions and/or its clients pursuant to this Agreement.  Acquisitions agrees to reasonably cooperate with the Company in connection with performance of the Negotiation Services, including, without limitation, promptly responding to any questions or issues raised by the Company, and providing any information about Acquisitions (and/or its client for whom the Subject Property is sought) reasonably requested by the Company.

5.             Due Diligence Services.  With respect to a Subject Property for which the Company performs Negotiation Services, upon the agreement of the Parties, Acquisitions may retain the Company to provide the due diligence services listed on Exhibit A attached hereto and made a part hereof (the “Due Diligence Services”, and together with the Negotiation Services, the “Services”).  Nothing contained in this Agreement shall obligate or require the Company to provide, or retain the services of counsel to provide, any legal analysis, consultation, advice or services, it being the agreement of the Parties that if such legal analysis, consultation, advice or services are necessary or appropriate, then Acquisitions shall retain counsel.

6.             Non-Performance of Services.  Notwithstanding the foregoing or anything else contained in this Agreement, the Company shall not be required to provide any Services hereunder with respect to any Subject Property if:

(a)           performing the Services would violate applicable law or the rules of any regulatory body having jurisdiction over the Parties or the Subject Property;

(b)           performing the Services would result in the commission of fraud upon any person or party;

(c)           the Company has a reasonable basis, upon the advice of counsel, that performing the Services would subject the Company to material liability or material damages in any civil litigation;

(d)           the Company reasonably believes that it does not have a sufficient number of qualified personnel to provide the Services; or

(e)           performing the Services would adversely affect the Company’s status as a real estate investment trust for federal tax purposes.

7.             Reimbursements.  For all Services provided and rendered under and pursuant to this Agreement, Acquisitions shall pay to the Company the following:

(a)           any and all reasonable, third party out-of-pocket costs incurred by the Company in connection with performing Services under this Agreement (“Third Party Cost Reimbursement”);

(b)           Intentionally Omitted;

(c)           upon execution of an Acquisition Agreement for a Subject Property which the Company negotiated for the benefit of Acquisitions (or any client thereof) pursuant to this Agreement, a non-accountable administrative negotiation fee equal to $25,000 (“Negotiation Fee”); and

(d)           For Subject Properties with respect to which Acquisitions specifically requests and the Company provides any Due Diligence Services, a non-accountable due diligence fee equal to $15,000 (“Due Diligence Fee”).

Notwithstanding the foregoing, if, after execution of any Acquisition Agreement negotiated by the Company pursuant hereto for the benefit Acquisitions (or any client thereof), Acquisitions (or such client) elects not to acquire the applicable Subject Property, then Acquisitions shall receive a credit against any future Negotiation Fees that may become due and payable under this Agreement in an amount equal to the Negotiation Fee paid in connection with such Subject Property; provided, however, that in no event shall Acquisitions ever be entitled to a credit for any Third Party Cost Reimbursements or Due Diligence Fees paid with respect to such Subject Property.

All Third Party Cost Reimbursements, Negotiation Fees and Due Diligence Fees payable by Acquisitions to the Company under and pursuant to this Agreement shall be due and payable within thirty (30) days of Acquisitions’ receipt of a reasonably detailed invoice therefor (together with invoices from the third party service providers for the Third Party Cost Reimbursements).  The compensation to be paid by Acquisitions pursuant to this Section 7 shall constitute full and complete payment for any and all Services rendered and performed by the Company (including the cost of any and all labor) under and pursuant to this Agreement.

8.             No Partnership or Joint Venture.  The Parties to this Agreement are independent contractors.  Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the Parties.

9.             Term; Termination of Agreement.

(a)           Term.  The term of this Agreement shall commence on the date hereof and shall continue until the termination of the Property Acquisition Agreement.

(b)           Termination by Acquisitions.

(i)            For Cause.  Acquisitions may terminate this Agreement upon material default by the Company hereunder upon ten (10) days prior notice to the Company; provided, however, that prior to exercising its rights under this clause (i), Acquisitions shall notify the Company of the alleged default, and the Company shall have thirty (30) days after receipt of such notice to cure the default to Acquisitions’ reasonable satisfaction.  Upon terminating in accordance with this clause (i), Acquisitions shall pay the Company all amounts then payable to the Company pursuant to Section 7 hereof.

(ii)           Without Cause.  Acquisitions may terminate this Agreement, without cause, by providing not less than sixty (60) days prior notice (which notice shall specifically set forth the effective date of termination) to the Company of such election to so terminate.  Upon terminating in accordance with this clause (ii), Acquisitions shall, pay the Company all amounts then payable to the Company pursuant to Section 7 hereof.

(c)           Termination by the Company.

(i)            For Cause.  The Company may terminate this Agreement, upon the occurrence of any of the following events:

a.           Acquisitions fails, in the absence of a bona fide dispute with respect to such payment, to make payment for Services rendered hereunder on its due date; provided, however, that Acquisitions may cure such breach up to three times per calendar year by making payment within ten (10) days of Acquisitions’ receipt of notice that it failed to make such payment when due;

b.          Acquisitions requests that the Company violate any applicable law or the rules of any regulatory body having jurisdiction over the Company (and Acquisitions does not promptly revoke such request upon the Company’s refusal to comply);

c.           Acquisitions requests that the Company take any action which would result in the commission of a fraud upon any person or party

(and Acquisitions does not promptly revoke such request upon the Company’s refusal to comply); or

d.          Acquisitions requests that the Company take any action that, upon the advice of counsel to the Company, would subject the Company to material liability or material damages in a civil litigation (and Acquisitions does not promptly revoke such request upon the Company’s refusal to comply).

10.           Right to Audit.  If required by Acquisitions’ auditors, the Company shall keep and make available for the examination and audit of or by Acquisitions, or Acquisitions’ authorized employees, agents or representatives during normal business hours at Acquisitions’ cost, all data, materials, books, records, receipts, accounts and other information substantiating and verifying any and all reasonable, third party out-of-pocket costs incurred by the Company in connection with performing Services hereunder.  Acquisitions shall have the right to conduct such examination and audit no more than two (2) times per calendar year.

11.           Confidentiality.  During the term of this Agreement, the parties may communicate to each other certain confidential information to enable the Company to perform the Services hereunder, or the Company may develop confidential information for Acquisitions.  Each Party agrees (i) to treat, and to cause its employees, agents, subcontractors and representatives, if any, to treat as secret and confidential, all such information, and (ii) except as necessary in the performance of the Services hereunder, not to disclose any such confidential information or make available any reports, recommendations or conclusions that the Company may make for Acquisitions to any person, firm or corporation without first obtaining Acquisitions’ written approval.  The foregoing shall not prohibit or restrict any party from disclosing any information:  (a) the disclosure of which is necessary to comply with any applicable laws, including, without limitation, federal or state securities laws, or any exchange listing or similar rules and regulations; (b) the disclosure of which is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction; (c) such information is now, or hereafter is made, generally available to the public other than by disclosure in violation of this Agreement; (d) such information was disclosed to the disclosing party by a third party that the disclosing party, in good faith, believes was not bound by an obligation of confidentiality; or (e) the parties hereto consent to the form and content of any such disclosure.  If any Party learns that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, such Party shall (1) give prompt notice to the other Party prior to making such disclosure and allow such other Party, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information, (2) reasonably cooperate with such other Party in its efforts to prevent, or obtain a protective order for, such disclosure, and (3) disclose only the minimum amount of information required to be disclosed.

12.           Assignments.  This Agreement may not be assigned except with the written consent of each Party hereto, except in the case of assignment by a Party to a corporation, trust or other organization which is a successor to such Party.  Any assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

13.           Amendments.  This Agreement and the schedules, attachments and exhibits referred to herein constitute the entire agreement between the Parties with respect to the subject matter hereof, and this Agreement supersedes all prior and contemporaneous proposals, agreements, memoranda, understandings, negotiations and discussions, whether written or oral, of the Parties in connection with the subject matter hereof.  This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by each Party hereto or their respective successors or assigns.

14.           Successors and Assigns.  This Agreement shall bind any successors or assigns of the Parties hereto as herein provided.

15.           Governing Law.  The provisions of this Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of Illinois without reference to its conflicts of laws principles.

16.           Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:  (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to Acquisitions:
G. Joseph Cosenza
Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Phone: (630) 218-8000
Fax: (630) 218-4935

with a copy to :

The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attn: Robert H. Baum, General Counsel

If to the Company:
Inland Retail Real Estate Trust, Inc.
200 Waymont Circle, Suite 126-10
Lake Mary, FL 32746
Attention: Barry Lazarus
Phone: (407) 688-6540
Fax: (407) 688-6543

with a copy to:

Inland Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attn: Michael J. Moran
Phone: (630) 645-2085
Fax: (630) 218-4900

Any Party may at any time give notice in writing to the other Parties of a change of its address for the purpose of this Section 16.

17.           Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

18.           Waiver.  No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

19.           Force Majeure.  No liability shall result from the delay or nonperformance of Services hereunder caused by circumstances beyond the control of the Company, including without limitation acts of God, fire, flood, snowstorm, war, acts of terrorism, government action, riot, civil disturbance, accident, inability to obtain labor, material, or equipment (“Force Majeure”).  During periods of Force Majeure, Services so affected by such Force Majeure may be postponed or, upon agreement of the Parties, eliminated, without liability, but this Agreement shall remain otherwise unaffected.  Timely notice of Force Majeure and its expected duration shall be given by the affected party to the other, and the party whose performance is affected by a Force Majeure event will use commercially reasonable efforts to avoid, remove or minimize the impact of such event on the performance of its obligations at the required level at the earliest possible date.

20.           Severability.  The various terms, provisions and covenants herein contained shall be deemed to be separate and severable, and the invalidity or unenforceability of any of them shall in no manner affect or impair the validity or enforceability of the remainder hereof.

21.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be treated as an original but which, when taken together, shall constitute one and the same instrument.  A signed facsimile copy of this Agreement shall constitute an original for all purposes.

22.           Equitable Relief.  Each Party hereto recognizes and acknowledges that a breach by the other party of this Agreement will cause irreparable damage to the non-breaching party which cannot be readily remedied in monetary damages in an action at law.  In the event of any default or breach by either party, the non-breaching party shall be entitled to seek immediate injunctive relief to prevent such irreparable harm or loss, in addition to any other remedies available at law and in equity.

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[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INLAND REAL ESTATE ACQUISITIONS, INC.

By:	/s/ G. Joseph Cosenza
Name:	G. Joseph Cosenza
Title:	President

INLAND RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Title:	President

EXHIBIT A
DUE DILIGENCE SERVICES

•      Analyze whether the Subject Property is of a type, nature and quality that is comparable to or commensurate with the portfolio of properties owned and managed by Acquisitions and/or its other clients.

•      Prepare a standard final pro forma analysis (“deal sheet”) for each Subject Property and provide copies of the deal sheet to Acquisitions.

•      Provide normal and customary due diligence analysis, review and investigation with respect to any Subject Property acquired or sought to be acquired by Acquisitions.  Specifically, gathering, assembling and distributing any and all information received by the Company from third parties and relating to a Subject Property upon request of the Acquisitions or ordering and reviewing from a business (not a legal perspective) any tests, appraisals and reports, leases, lease amendments or guaranties, service contracts, warranties, material title documents and other agreements relating to the ownership, operation, leasing and management of a Subject Property, and advising Acquisitions of concerns or issues identified by the Company (collectively, “Due Diligence Documents”).

•      Document coordination and property transition with property management companies.

•      Deliver copies or originals to Acquisitions of any and all Due Diligence Documents relating to a particular Subject Property at the time Acquisitions acquires the particular Subject Property.

•      Coordinate closing of, from a business (not a legal) perspective, properties, including preparing, reviewing and approving closing and proration statements.